UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07	Submission of Matters to a Vote of Security Holders.

Flexion Therapeutics, Inc. (“Flexion”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on June 20, 2018. At the Annual Meeting, Flexion’s stockholders (i) elected the three Class I directors to serve on the Board of Directors (the “Board”) of Flexion until Flexion’s 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or, if sooner, until their death, resignation or removal; and (ii) ratified the selection of PricewaterhouseCoopers LLP as Flexion’s independent registered public accounting firm for fiscal year 2018. There were 37,634,224 outstanding shares eligible to vote as of April 23, 2018, the record date for the Annual Meeting.

The directors elected to the Board, as well as the number of votes for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	For	Withheld	Broker Non-Votes
Michael Clayman, MD	20,975,897	2,896,647	8,898,943
Sandesh Mahatme, LLM	20,881,946	2,990,598	8,898,943
Ann Merrifield	20,803,793	3,068,751	8,898,943

The proposal to ratify the selection of PricewaterhouseCoopers LLP as Flexion’s independent registered public accounting firm for fiscal year 2018 received the following votes:

For	Against	Abstentions
32,673,267	81,876	16,344

Each of the foregoing voting results from the Annual Meeting is final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: June 21, 2018	By:	/s/ Mark S. Levine
Mark S. Levine General Counsel and Corporate Secretary